Exhibit 99.1
Talen Energy Reports First Quarter 2025 Results, Affirms and Narrows 2025 Guidance
Earnings Release Highlights
▪First quarter GAAP Net Income (Loss) Attributable to Stockholders of $(135) million.
▪First quarter Adjusted EBITDA of $200 million and Adjusted Free Cash Flow of $87 million, ahead of internal estimates.
▪Affirming and narrowing 2025 guidance; 2026 outlook unchanged.
▪Extended the Susquehanna Unit 2 refueling outage to perform incremental maintenance that is expected to improve capacity performance and efficiency.
▪The Federal Energy Regulatory Commission (the “FERC”) approved the terms of the reliability-must-run (“RMR”) settlement agreement between Talen, PJM, and key stakeholders to run units at Brandon Shores and H.A. Wagner generation facilities through May 31, 2029.
HOUSTON, May 8, 2025 – Talen Energy Corporation (“Talen,” the “Company,” “we,” or “our”) (NASDAQ: TLN), an independent power producer dedicated to powering the future, today reported its first quarter 2025 financial and operating results.
“We are pleased today to report Talen’s solid start to the year. Our fleet ran well during periods of high demand demonstrating the value of our dispatchable fleet, earning $200 million of Adjusted EBITDA and $87 million of Adjusted Free Cash Flow. We are affirming and narrowing guidance. We remain committed to shareholders and continued to repurchase stock during the first quarter under our share repurchase program,” said Talen President and Chief Executive Officer Mac McFarland.
McFarland continued, “The FERC approved our RMR settlement agreement, ensuring the units at our Brandon Shores and H.A. Wagner assets continue to support the grid in and around Baltimore. The AWS campus is energized and we are actively executing under this arrangement. We continue to pursue commercial and regulatory solutions for the Susquehanna ISA amendment.”
Summary of Financial and Operating Results (Unaudited)

	Three Months Ended March 31,
(Millions of Dollars Unless Otherwise Stated)	2025	2024
GAAP Net Income (Loss) Attributable to Stockholders	$(135)	$294
Adjusted EBITDA	200	289
Adjusted Free Cash Flow	87	194
Total Generation (TWh) (a)	9.7	8.1
Carbon-Free Generation	46%	58%
OSHA TRIR (b)	0.4	0.3
Fleet EFOF (c)	1.2%	1.9%
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(a)Total generation is net of station use consumption, where applicable, includes volumes produced by Susquehanna in support of Nautilus operations and includes generation from ERCOT assets for the three months ended March 31, 2024.
(b)OSHA Total Recordable Incident Rate (“OSHA TRIR”) is the number of recordable incidents x 200,000 / total number of manhours worked. Only includes Talen-operated generation facilities (i.e., excludes Conemaugh and Keystone).
(c)Fleet Equivalent Forced Outage Factor (“Fleet EFOF”) is the percentage of a given period in which a generating unit is not available due to forced outages and forced de-rates. Represents all generation facilities, including our portion of partially-owned facilities.

For the quarter ended March 31, 2025, we reported GAAP Net Income (Loss) Attributable to Stockholders of $(135) million, Adjusted EBITDA of $200 million and Adjusted Free Cash Flow of $87 million. GAAP Net Income (Loss) Attributable to Stockholders decreased $(429) million compared to prior year, primarily due to the absence of the gain on the sale of the AWS Data Campus, unrealized losses in the nuclear facility decommission trust, and lower realized hedge gains due to higher settled PJM West Hub on-peak prices as a result of colder than normal weather. The decrease in Adjusted EBITDA of $(89) million and Adjusted Free Cash Flow of $(107) million compared to first quarter 2024 was primarily due to lower realized hedge gains.
Our generation fleet continued to run reliably and safely, with a Fleet EFOF of 1.2% and an OSHA TRIR of 0.4. Total generation was 9.7 TWh, with 46% contributed from carbon-free nuclear generation at our Susquehanna nuclear facility. Also, our PJM gas-fired assets were dispatched more frequently during times of peak load than they were in 2024.

Affirming and Narrowing 2025 Guidance; 2026 Outlook Unchanged

(Millions of Dollars)	2025E
Adjusted EBITDA	$975 - $1,125
Adjusted Free Cash Flow	$450 - $540
Susquehanna Refueling Outage
On March 25, 2025, Susquehanna commenced its planned refueling outage on Unit 2. During the outage, we identified incremental maintenance in the non-nuclear portion of the Unit which we expect will lead to operational efficiency. As a prudent operator, we have elected to complete this scope of work while Unit 2 is already in outage and market prices and demand are relatively low. The incremental maintenance investment is expected to add roughly $20 million of additional spend and extend the outage into mid-May. We anticipate the resulting improvements in operational efficiency of Unit 2 will be long-term in nature and pay back the additional costs and lost margin in approximately one-and-a-half-years.
RMR Arrangement
On May 1, 2025, the FERC approved the terms under which Talen will operate the units at its Brandon Shores and H.A. Wagner generation facilities until May 31, 2029, beyond their scheduled May 31, 2025 retirement dates. Talen, PJM, and a broad coalition of the Maryland Public Service Commission, Maryland customers, and electric utilities reached agreement in January 2025 on the “reliability-must-run” or “RMR” agreement. Under the RMR agreement, Brandon Shores Units 1 and 2 and H.A. Wagner Units 3 and 4 will remain in service and provide power necessary to maintain grid and transmission reliability in and around the City of Baltimore until transmission upgrades to provide reliable power to the area from other sources are complete. Beginning June 1, 2025, we expect to receive $145 million annually for Brandon Shores and $35 million for H.A. Wagner with some performance incentives.
Share Repurchases
Since the start of 2024, we have repurchased approximately 14 million shares, or 23% of our outstanding shares, for a total of approximately $2 billion, with $995 million remaining under our share repurchase program through year-end 2026. During the first quarter 2025, we repurchased 452,130 shares of stock for a total of $83 million. All share repurchase amounts exclude transaction costs.
Balance Sheet and Liquidity
We are focused on maintaining net leverage below our target of 3.5x net debt-to-Adjusted EBITDA, along with ample liquidity. As of May 2, 2025, we had total available liquidity of approximately $970 million, comprised of $270 million of unrestricted cash and $700 million of available capacity under the revolving credit facility. Our projected net leverage ratio, utilizing the 2025E Adjusted EBITDA midpoint and net debt balance as of May 2, 2025, is approximately 2.6x.

Update on Hedging Activities
As of March 31, 2025, including the impact of the Nuclear PTC, we had hedged approximately 95% of our expected generation volumes for 2025, 60% for 2026 and 30% for 2027. The Company’s hedging program is a key component of our comprehensive risk policy and supports the objective of increasing cash flow stability while maintaining upside optionality.
Earnings Call
The Company will hold an earnings call on Thursday, May 8, 2025, at 9:00 a.m. EDT (8:00 a.m. CDT). To listen to the earnings call, please register in advance for the webcast here. For participants joining the call via phone, please register here prior to the start time to receive dial-in information. For those unable to participate in the live event, a digital replay of the earnings call will be archived for approximately one year and available on Talen’s Investor Relations website at https://ir.talenenergy.com/news-events/events.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably and delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations:
Sergio Castro
Vice President & Treasurer
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations, and are subject to numerous factors that present considerable risks and uncertainties.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(Millions of Dollars, except share data)	2025	2024
Capacity revenues	$49	$45
Energy and other revenues	582	572
Unrealized gain (loss) on derivative instruments	(241)	(108)
Operating Revenues	390	509

Fuel and energy purchases	(268)	(150)
Nuclear fuel amortization	(26)	(35)
Unrealized gain (loss) on derivative instruments	59	(27)
Energy Expenses	(235)	(212)

Operating Expenses
Operation, maintenance and development	(146)	(154)
General and administrative	(34)	(43)
Depreciation, amortization and accretion	(74)	(75)
Other operating income (expense), net	(7)	—
Operating Income (Loss)	(106)	25
Nuclear decommissioning trust funds gain (loss), net	(12)	75
Interest expense and other finance charges	(74)	(59)
Gain (loss) on sale of assets, net	2	324
Other non-operating income (expense), net	3	23
Income (Loss) Before Income Taxes	(187)	388
Income tax benefit (expense)	52	(69)
Net Income (Loss)	(135)	319
Less: Net income (loss) attributable to noncontrolling interest	—	25
Net Income (Loss) Attributable to Stockholders	$(135)	$294
Per Common Share
Net Income (Loss) Attributable to Stockholders - Basic	$(2.94)	$5.00
Net Income (Loss) Attributable to Stockholders - Diluted	$(2.94)	$4.84
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,849	58,807
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	45,849	60,716

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Millions of Dollars, except share data)	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$295	$328
Restricted cash and cash equivalents	25	37
Accounts receivable	100	123
Inventory, net	219	302
Derivative instruments	33	66
Other current assets	174	184
Total current assets	846	1,040
Property, plant and equipment, net	3,138	3,154
Nuclear decommissioning trust funds	1,717	1,724
Derivative instruments	5	5
Other noncurrent assets	159	183
Total Assets	$5,865	$6,106

Liabilities and Equity
Long-term debt, due within one year	$17	$17
Accrued interest	54	18
Accounts payable and other accrued liabilities	203	266
Derivative instruments	92	—
Other current liabilities	156	154
Total current liabilities	522	455
Long-term debt	2,975	2,987
Derivative instruments	42	7
Postretirement benefit obligations	289	305
Asset retirement obligations and accrued environmental costs	468	468
Deferred income taxes	294	362
Other noncurrent liabilities	95	135
Total Liabilities	$4,685	$4,719
Commitments and Contingencies

Stockholders' Equity
Common stock ($0.001 par value, 350,000,000 shares authorized) (a)	$—	$—
Additional paid-in capital	1,718	1,725
Accumulated retained earnings (deficit)	(528)	(326)
Accumulated other comprehensive income (loss)	(10)	(12)
Total Stockholders' Equity	1,180	1,387
Total Liabilities and Stockholders' Equity	$5,865	$6,106
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(a)45,509,780 and 45,961,910 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(Millions of Dollars)	2025	2024
Operating Activities
Net Income (Loss)	$(135)	$319
Non-cash reconciliation adjustments:
Unrealized (gains) losses on derivative instruments	196	128
Depreciation, amortization and accretion	72	74
Deferred income taxes	(70)	57
Nuclear fuel amortization	26	35
Nuclear decommissioning trust funds (gain) loss, net (excluding interest and fees)	23	(64)
(Gain) loss on AWS Data Campus Sale	—	(324)
Other	37	(42)
Changes in assets and liabilities:
Accounts receivable	23	11
Inventory, net	83	89
Other assets	22	(1)
Accounts payable and accrued liabilities	(60)	(154)
Accrued interest	36	29
Collateral received (posted), net	(67)	5
Other liabilities	(67)	11
Net cash provided by (used in) operating activities	119	173
Investing Activities
Nuclear decommissioning trust funds investment purchases	(592)	(564)
Nuclear decommissioning trust funds investment sale proceeds	581	553
Nuclear fuel expenditures	(46)	(41)
Property, plant and equipment expenditures	(18)	(25)
Proceeds from AWS Data Campus Sale	—	339
Other	7	3
Net cash provided by (used in) investing activities	(68)	265
Financing Activities
Share repurchases	(83)	(30)
Deferred financing costs	(9)	—
Debt repayments	(4)	(2)
Cumulus Digital TLF repayment	—	(182)
Repurchase of noncontrolling interest	—	(39)
Other	—	(6)
Net cash provided by (used in) financing activities	(96)	(259)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	(45)	179
Beginning of period cash and cash equivalents and restricted cash and cash equivalents	365	901
End of period cash and cash equivalents and restricted cash and cash equivalents	$320	$1,080

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance and liquidity, are not financial measures prepared under GAAP. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures are not intended to replace the most comparable GAAP measures as indicators of performance. Generally, a non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Management cautions readers not to place undue reliance on the following non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.
Adjusted EBITDA
We use Adjusted EBITDA to: (i) assist in comparing operating performance and readily view operating trends on a consistent basis from period to period without certain items that may distort financial results; (ii) plan and forecast overall expectations and evaluate actual results against such expectations; (iii) communicate with our Board of Directors, shareholders, creditors, analysts, and the broader financial community concerning our financial performance; (iv) set performance metrics for our annual short-term incentive compensation; and (v) assess compliance with our indebtedness.
Adjusted EBITDA is computed as net income (loss) adjusted, among other things, for certain: (i) nonrecurring charges; (ii) non-recurring gains; (iii) non-cash and other items; (iv) unusual market events; (v) any depreciation, amortization, or accretion; (vi) mark-to-market gains or losses; (vii) gains and losses on the nuclear facility decommissioning trust (“NDT”); (viii) gains and losses on asset sales, dispositions, and asset retirement; (ix) impairments, obsolescence, and net realizable value charges; (x) interest expense; (xi) income taxes; (xii) legal settlements, liquidated damages, and contractual terminations; (xiii) development expenses; (xiv) noncontrolling interests, except where otherwise noted; and (xv) other adjustments. Such adjustments are computed consistently with the provisions of our indebtedness to the extent that they can be derived from the financial records of the business. Pursuant to TES’s debt agreements, Cumulus Digital contributes to Adjusted EBITDA beginning in the first quarter 2024, following termination of the Cumulus Digital credit facility and associated cash flow sweep.
Additionally, we believe investors commonly adjust net income (loss) information to eliminate the effect of nonrecurring restructuring expenses and other non-cash charges, which can vary widely from company to company and from period to period and impair comparability. We believe Adjusted EBITDA is useful to investors and other users of our financial statements to evaluate our operating performance because it provides an additional tool to compare business performance across companies and between periods. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to such items described above. These adjustments can vary substantially from company to company and period to period depending upon accounting policies, book value of assets, capital structure, and the method by which assets were acquired.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is utilized by our chief operating decision makers to evaluate cash flow activities. Adjusted Free Cash Flow is computed as Adjusted EBITDA reduced by capital expenditures (including nuclear fuel but excluding development, growth, and (or) conversion capital expenditures), cash payments for interest and finance charges, cash payments for income taxes (excluding income taxes paid from the NDT, taxes paid or deductions taken as a result of strategic asset sales, and benefits of the Nuclear PTC utilized to reduce income taxes paid), and pension contributions.
We believe Adjusted Free Cash Flow is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across companies and across periods. Adjusted Free Cash Flow is widely used by investors to measure a company’s levered cash flow without regard to items such as ARO settlements; nonrecurring development, growth and conversion expenditures; and cash proceeds or payments for the sale or purchase of assets, which can vary substantially from company to company and from period to period depending upon accounting methods, book value of assets, capital structure, and the method by which assets were acquired.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation
The following table presents a reconciliation of the GAAP financial measure of “Net Income (Loss)” presented on the Consolidated Statements of Operations to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow:

	Three Months Ended March 31,
(Millions of Dollars)	2025	2024
Net Income (Loss)	$(135)	$319
Adjustments
Interest expense and other finance charges	74	59
Income tax (benefit) expense	(52)	69
Depreciation, amortization and accretion	74	75
Nuclear fuel amortization	26	35
Unrealized (gain) loss on commodity derivative contracts	182	134
Nuclear decommissioning trust funds (gain) loss, net	12	(75)
Stock-based and other long-term incentive compensation expense	13	18
(Gain) loss on asset sales, net (a)	(2)	(324)
Operational and other restructuring activities	9	2
Noncontrolling interest	—	(11)
Other	(1)	(12)
Total Adjusted EBITDA	$200	$289

Capital expenditures, net	(64)	(59)
Interest and finance charge payments	(23)	(34)
Income taxes	(9)	—
Pension contributions	(17)	(2)
Total Adjusted Free Cash Flow	$87	$194
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(a)See Note 18 to the Q1 2025 Financial Statements for additional information.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation: 2025 Guidance

	2025E
(Millions of Dollars)	Low	High
Net Income (Loss)	$205	$325

Adjustments
Interest expense and other finance charges	235	245
Income tax (benefit) expense	60	80
Depreciation, amortization and accretion	295	295
Nuclear fuel amortization	105	105
Unrealized (gain) loss on commodity derivative contracts	75	75
Adjusted EBITDA	$975	$1,125

Capital expenditures, net	$(190)	$(210)
Interest and finance charge payments	(210)	(220)
Income taxes	(70)	(80)
Pension contributions	(55)	(75)
Adjusted Free Cash Flow	$450	$540
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Note: Figures are rounded to the nearest $5 million.